UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
___________________________________________
Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12
SILA REALTY TRUST, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note: Below is a letter that Sila Realty Trust, Inc. sent to each of its stockholders who did not vote at its July 7, 2022 Annual Meeting of Stockholders.

Dear Stockholder,

You are receiving this letter so we may inform you that during the Sila Realty Trust, Inc. Annual Meeting of stockholders on July 7, 2022, votes were only cast for Proposals 1, 3, and 4, which were all approved. The meeting was then adjourned due to the lack of sufficient votes to pass Proposal No. 2. This proposal requires the affirmative vote of a majority of all outstanding shares of common stock as of the record date. Note that abstentions and broker non-votes have the same effect as a vote “against” Proposal No. 2.

Proposal No. 2 pertains to the adoption of our Third Articles of Amendment and Restatement of the Company Charter. We are asking stockholders to consider and vote “for” this proposal as we believe the contemplated changes are critical to the Company’s ability to seek a possible liquidity event through a public market listing. The proposal includes revisions to make our Company Charter more consistent with those of publicly listed companies, and revisions to facilitate a listing on a national securities exchange.

Our records indicate that we have not received your vote. Once your vote is received, you will be removed from any further communications related to this meeting. You may vote by visiting www.proxypush.com/Sila, by calling 1-866-307-6114, by speaking with a live agent by calling 1-844-391-3599, or by mailing the enclosed Proxy Card in the postage-paid envelope provided to you.

We have posted a video from President and Chief Executive Officer, Michael A. Seton, which helps describe the importance of Proposal No. 2 in more detail. You can view this video at the 2022 Annual Meeting website (www.proxydocs.com/SILA), the Company’s website (www.silarealtytrust.com), or the investor relations section of the Company’s website (investors.silarealtytrust.com).

The new meeting date for Proposal No. 2 is scheduled for August 12, 2022, at 1:00 pm Eastern Time. By voting your shares prior to the adjourned meeting date you can help reduce costs of further solicitation.

Thank You,
Sila Realty Trust, Inc.

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/Sila**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE Call **1-866-307-6114**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

LIVE AGENT Call **1-844-391-3599**
- Speak to a live agent and vote on a recorded line

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

PROXY TABULATOR
PO BOX 8035
CARY, NC 27512-9916

Sila Realty Trust, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 19, 2022

TIME: Thursday, July 7, 2022 1:00 PM, Local Time
PLACE: 1001 Water Street, Suite 800, Tampa, FL 33602

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Michael A. Seton, Chief Executive Officer and President of Sila Realty Trust, Inc., and Kay C. Neely, Chief Financial Officer, Executive Vice President, Treasurer and Secretary of Sila Realty Trust, Inc. (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Sila Realty Trust, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Sila Realty Trust, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR EACH OF THE DIRECTORS LISTED BELOW AND FOR PROPOSALS 2, 3 AND 4

	PROPOSALS	YOUR VOTE		
1.	The election of six directors to hold office until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified:	FOR	WITHHOLD	
	1.01 Jonathan Kuchin	☐	☐	
	1.02 Adrienne Kirby	☐	☐	
	1.03 Roger Pratt	☐	☐	
	1.04 Michael Seton	☐	☐	
	1.05 Z. Jamie Behar	☐	☐	
	1.06 Verett Mims	☐	☐	
		FOR	AGAINST	ABSTAIN
2.	The adoption of our Third Articles of Amendment and Restatement.	☐	☐	☐
3.	The approval (on a non-binding advisory basis) of our executive compensation as described in this proxy statement (say-on-pay).	☐	☐	☐
4.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________